UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 12, 2007



                           GALLERY OF HISTORY, INC.
            (Exact name of registrant as specified in its charter)


           Nevada                  0-13757                      88-0176525
(State or other jurisdiction     (Commission                 (I.R.S. Employer
     of incorporation)           File Number)              Identification No.)


                            3601 West Sahara Avenue
                         Las Vegas, Nevada 89102-5822
                 (Address of Principal Executive Office) (Zip Code)


                                (702) 364-1000
                (Registrant's telephone number, including area code)


                                Not Applicable
           (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))






            Section 5 - Corporate Governance and Management


Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


       Effective March 12, 2007, Leo Berezan resigned as a member of the Company's Board of Directors. Mr. Berezan's resignation was not based on any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

       On March 13, 2007, the Company held a Board of Directors meeting and unanimously elected Mr. Peter Kurh as a member of its Board effective
March 13, 2007. Mr. Kuhr is currently the president of, and partner in, Capital Iron 1997 Ltd., a specialty retail operation servicing the Victoria, British Columbia market. Prior to this position, in 1996, he was general merchandise manager of the textiles division of Eaton's of Canada, then a major department store with over 100 stores across Canada. Mr. Kuhr is a member of the Board of Directors for the Downtown Victoria Business Association and is an active fund raiser and volunteer with a number of community organizations including the United Way and the Prostate Centre. Mr. Kurh has had no business dealing or relationship with the Company during the last two years. The Board has appointed Mr. Kuhr as a member of the Company's Audit Committee and Compensation Committee. Mr. Kurh will serve as Chairman of the Company's Audit Committee.









                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.






                                               GALLERY OF HISTORY, INC.


Date: March 14, 2007                           By: /s/ TODD AXELROD
                                                   --------------------
                                                   Todd Axelrod,
                                                   Chief Executive Officer